Exhibit 99.1

Empire Resorts, Inc. Announces That Town of Thompson Board Passes Resolution in Support of MRMI’s Application for a Destination Gaming Resort License at Adelaar Resort in Sullivan County

April 02, 2014 03:15 PM Eastern Daylight Time

MONTICELLO, N.Y.—(BUSINESS WIRE)—Last night the Town of Thompson Board (“Thompson Board”) voted in favor of supporting Monticello Raceway Management, Inc.’s (“MRMI”) application to the New York State Gaming Facility Location Board (“Siting Board”) for a destination gaming resort license (“Gaming Facility License”). MRMI intends to submit an application for a Gaming Facility License at Adelaar, the four-season, $750 million destination resort planned for Sullivan County by subsidiaries of EPR Properties (“EPR”) (NYSE:EPR) and Empire Resorts, Inc. (“Empire”) (NASDAQ-GM:NYNY) and other co-developers.

“We could not be more honored to have the support of the Town of Thompson for MRMI’s application. We continue to work hard to get the all the pieces in place to plan and execute a truly one-of-a-kind destination resort in the Catskills”

On Monday the Siting Board issued its Request for Applications to Develop and Operate a Gaming Facility in New York State (“RFA”). Pursuant to the requirements of the Upstate New York Gaming and Economic Development Act (“Gaming Act”) and the RFA, as a condition of filing an RFA, each applicant must submit to the Siting Board a resolution passed by the local legislative body of its “Host Municipality” supporting the Application. The Thompson Board’s resolution fulfills MRMI’s initial requirement of local support.

In its resolution, the Town Board found that by the passage of local laws; the execution of various agreements with the Town of Thompson and other nearby municipalities; public statements and declarations; letters and resolutions from the Town of Thompson, County of Sullivan, nearby local governments, private organizations, community, religious and civic groups, charitable organizations, entertainment venues, chambers of commerce, local businesses, and labor organizations, received on behalf of the Adelaar, including MRMI’s Gaming Facility, MRMI and the EPR subsidiaries, EPR Concord II, LP and EPT Concord II, LLC (collectively, “EPT”), have demonstrated local support from the County of Sullivan, Town of Thompson and nearby municipalities. Citing a host of significant and necessary steps already taken by Adelaar’s developers towards the commencement of construction, the Thompson Board voted in support of MRMI’s application.

The Thompson Board discussed a host of factors that led to their decision, including approvals obtained, an extensive environmental review, opportunity for generation of high quality jobs and support from community groups, as well as the opportunity for economic development that Adelaar, with MRMI’s Gaming Facility, would bring to the Catskills.

“We could not be more honored to have the support of the Town of Thompson for MRMI’s application. We continue to work hard to get the all the pieces in place to plan and execute a truly one-of-a-kind destination resort in the Catskills,” said Empire Resorts Executive Vice President Charles Degliomini. “In addition to enabling MRMI to demonstrate to the Siting Board local support in fulfillment of this initial requirement of the RFA, today’s vote reinforces the fact that for more than three years we have been working closely with all stakeholders, including the Thompson Board to put forth a plan that we believe maximizes community involvement, creates thousands of jobs and provides real economic benefits for the region. We thank the Town of Thompson for its vote of confidence in Empire Resorts and EPR Properties.”

“Tonight’s vote validates our commitment to both the Town of Thompson and to Sullivan County,” EPR project manager Tim Lies said. “For the last several years, we have invested time, money and energy in coming up with a plan that will revitalize the local economy, create jobs and boost tourism. Having the support of the local community is integral to making this plan a reality and we are grateful that the Thompson Board believes in what we are proposing. We look forward to working with local stakeholders as the RFA process unfolds and continuing to detail our vision for Adelaar.”

The Thompson Board’s resolution highlighted some specific factors that influenced their vote, including*:

•	by promoting a tourist destination, which comprises a balanced mix of year round activities that include eco-tourism and recreational venues, agri-tourism; casinos, hotels, and resorts, and the cultural arts, the Project is consistent with and advances regional planning initiatives such as the Town of Thompson/Village of Monticello Comprehensive Plan (1999) and the Sullivan County Comprehensive Plan (Sullivan 2020: Defining an Image and Managing Change: A Strategic Plan for Sullivan County, May 2005); and

•	Adelaar also supports the Mid-Hudson Regional Economic Development Council’s objectives by providing a targeted investment in the region that encourages job creation and economic vitality by creating destination hotels and casino gambling; and

•	Adelaar was named as one of the region’s Priority Projects, and a project that the Mid-Hudson Regional Economic Development Council believes supports the core goals of its Strategic Plan, which can have a transformational impact on the region; and

•	as set forth in the record of various proceedings, the approvals issued, and agreements entered into for the Project, demonstrate significant local and regional support for the Project and MRMI’s proposed Gaming Facility by way of public statements and declarations, numerous letters of support from community groups, chambers of commerce, local businesses, and labor organizations; and

•	Adelaar with the Gaming Facility, is expected to have a significant positive impact on the Catskills Region; and

•	based upon the significant capital investments made to date, the approvals already obtained and those pending, and the demonstrated ability to provide financing, construction of Phase 1 of Adelaar could begin within thirty (30) days of an award of a Gaming Facility License to MRMI; and

•	Phase 1 of Adelaar is the furthest advanced of the Gaming Facility applications within the State; and

•	consistent with the Gaming Act, the proposed construction and operation Adelaar, including the Gaming Facility thereon, presents an opportunity to advance the purposes of the Gaming Act, including, without limitation, increased tourism, economic development, educational funding, and generation of high quality jobs in the Town of Thompson, Sullivan County and the region.

*	Source: Thompson Board Resolution – April 1, 2014

Officially unveiled in mid-March, the anticipated $750 million Adelaar development is located 90 miles from New York City, is estimated to create nearly 5,000 jobs and will sit on 1,700 acres of land at the site of the former Concord Resort. EPR and Empire have teamed up and Empire’s subsidiary, MRMI, intends to apply for a Gaming Facility License to own and operate a destination gaming resort that will include a four-star hotel. Adelaar – the Dutch word for eagle – will feature a broad variety of leisure and recreational programming, including an indoor waterpark hotel and adventure park, a Rees Jones-redesigned “Monster” Golf Course, shopping, dining and entertainment.

We expect the world-class destination gaming resort to deliver significant economic benefits for local businesses, create dependable local employment, and have a positive impact on tourism in Upstate New York. The state-of-the-art and sustainable destination is designed to offer four seasons of indoor and outdoor activities within several distinct areas: hospitality and spa, sports and leisure, dining, entertainment and retail, and gaming. We believe Adelaar is uniquely positioned to achieve the tourism and economic investment goals set forth by the Gaming Act.

Adelaar has in place essentially all of its approvals and permits to commence construction expeditiously upon the awarding of a Gaming Facility License to MRMI. This includes all zoning, master development and environmental approvals for the destination resort, as well as site plan, infrastructure and permits to commence and complete the state-of-the-art casino and resort core, indoor waterpark hotel, and renovation of the 18-hole Monster golf course.

Empire previously announced that MRMI has signed a Labor Peace Agreement with the New York Hotel and Motel Trades Council and that MRMI’s construction manager has signed a Project Labor Agreement with the Hudson Valley Building and Construction Trades Council.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.5 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com. Renderings, tenant information and other details about Adelaar can be found at www.AdelaarNY.com.

About Empire Resorts

Empire Resorts owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino & Raceway, a harness racing track and casino located in Monticello, New York, and is 90 miles from midtown Manhattan. Further information is available at www.empireresorts.com

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by EPR, Empire and their respective management teams, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; the parties’ plans for signing and closing on definitive transaction documents; the construction commencement date for the development project; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; risk associated with the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the development project, including the issuance of a destination gaming resort license to Empire Resorts, changes in federal, state or local tax law; general volatility of the capital markets and the ability of Empire to access the capital markets to secure necessary financing. A more complete description of these risks and uncertainties can be found in the filings of EPR and Empire Resorts with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. EPR and Empire Resorts undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

EPR Properties

Brian Moriarty, 888-EPR-REIT

brianm@eprkc.com

or

Empire Resorts, Inc.

Charles Degliomini, 845-807-0001

cdegliomini@empireresorts.com